UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2013

PACIRA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35060	51-0619477
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5 Sylvan Way, Suite 100, Parsippany, New Jersey 07054

(Address of principal executive offices) (Zip Code)

(973) 254-3560

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2013, the Board of Directors of Pacira Pharmaceuticals, Inc. (the “Company”) appointed Mark A. Kronenfeld, M.D. to serve as a Class I director until the 2015 Annual Meeting of Stockholders, subject to the election and qualification of his successor or his earlier death, resignation or removal.

Dr. Kronenfeld has been the Vice Chairman of Anesthesiology at Maimonides Medical Center, a large tertiary care academic medical center in New York City, since March 2009, and has served as Medical Director of Perioperative Services for Maimonides Medical Center since January 2011.  Dr. Kronenfeld is a managing partner of Anesthesia Associates of Boro Park, a private medical practice, and a managing partner of Strategic Medical Management Partners.  In 2001, Dr. Kronenfeld founded Ridgemark Capital Management (“Ridgemark”), a healthcare-focused hedge fund that invested in public and private healthcare and biomedical companies.  He served as the Managing Partner and Portfolio Manager of Ridgemark from April 2001 to December 2008.  Dr. Kronenfeld has founded and/or managed various consulting and investment companies focused on healthcare and medical technologies and has served on and chaired multiple leadership committees for various hospitals and medical centers.  Previously, Dr. Kronenfeld taught and practiced adult and pediatric cardiac anesthesia at NYU and was Chief of Cardiac Anesthesiology at Hackensack University Medical Center and President of GMS Anesthesia Associates, a private medical practice.  Dr. Kronenfeld received his M.D. degree and completed his residency in Anesthesiology at the University of California, San Diego School of Medicine, and completed a fellowship in Cardiothoracic Anesthesiology at New York University Medical Center.  While an Assistant Professor and Attending Cardiac Anesthesiologist at NYU, Dr. Kronenfeld received and completed a Kellogg-sponsored Fellowship in Heath Care Management for Future Leaders in Health Care at NYU’s Graduate School of Management.

The committees of the Board to which Dr. Kronenfeld will be appointed have not been determined as of the date of this filing. As compensation for his service on the Board, Dr. Kronenfeld will receive the Company’s standard compensation for non-employee directors as described in the Company’s definitive proxy statement filed with the SEC on April 25, 2013.  There are no understandings or arrangements between Dr. Kronenfeld and any other person pursuant to which he was selected as a director.

Item 5.07.             Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders of the Company was held on June 11, 2013 at the Company’s corporate headquarters in Parsippany, New Jersey, at which the following matters were submitted to a vote of the stockholders:

Proposal No. 1 — Election of three Class II Directors to hold office until the 2016 Annual Meeting, and until their respective successors have been duly elected and qualified.

Nominee:	For	Withheld	Broker Non- Votes
Paul Hastings	22,606,162	142,193	5,049,525
John Longenecker	22,608,812	139,543	5,049,525
Andreas Wicki	22,641,417	106,938	5,049,525

Proposal No. 2 —  Ratification of the Appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

For	Against	Abstain
27,470,773	317,641	9,466

Proposal No. 3 —  Advisory vote to approve the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
17,502,752	5,203,868	41,735	5,049,525

Proposal No. 4 —  Advisory vote to approve the frequency of future advisory votes to approve the compensation of our named executive officers.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
20,677,536	1,205,083	863,549	2,187	5,049,525

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacira Pharmaceuticals, Inc.

Date: June 14, 2013	By:	/s/ James Scibetta
James Scibetta
Chief Financial Officer